Exhibit 107

Calculation of Filing Fee Tables

Form S-1

TechyBird Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Units, each consisting of one ordinary share, $0.0001 par value, and one right(2)	Rule 457(a)	6,900,000	$10.00	$69,000,000	0.00014760	$10,184.40
	Equity	Ordinary shares included as part of the units(3)	Rule 457(a)	6,900,000	—	—	—	—	(4)
	Equity	Rights included as part of the units(3)	Rule 457(a)	6,900,000	—	—	—	—	(4)
	Equity	Ordinary shares underlying rights included as part of the units(3)	Rule 457(a)	1,380,000	$10.00	$13,800,000	0.00014760	$2,036.88
	Equity	Representative’s Ordinary Shares(5)	Rule 457(a)	69,000	$10.00	$690,000	0.00014760	$101.84
	Total Offering Amounts					$83,490,000	0.00014760	$12,323.12
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$12,323.12

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)	Includes 900,000 units, consisting of 900,000 ordinary shares and 900,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Includes 9,000 ordinary shares to be issued to the representative of the underwriters if the over-allotment option is exercised in full.